Exhibit 32
SECTION 1350 CERTIFICATION*
     In connection with the Quarterly Report of AirNet Systems, Inc. (the “Corporation”) on Form 10-Q for the quarterly period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Joel E. Biggerstaff, Chairman of the Board, Chief Executive Officer and President, and Gary W. Qualmann, Chief Financial Officer, Treasurer and Secretary, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Corporation and its subsidiaries.

/s/ Joel E. Biggerstaff	/s/ Gary W. Qualmann

Joel E. Biggerstaff Chairman of the Board, Chief Executive Officer and President	Gary W. Qualmann Chief Financial Officer, Treasurer and Secretary

Dated: November 14, 2006	Dated: November 14, 2006
*	This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Corporation specifically incorporates this certification by reference into any such filing.

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